UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

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FORM 8-K

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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 5, 2013

ALEXANDER & BALDWIN, INC.
(Exact name of registrant as specified in its charter)

Hawaii	001-35492	45-4849780
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

822 Bishop Street, P. O. Box 3440
Honolulu, Hawaii 96801
(Address of principal executive office and zip code)

(808) 525-6611
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On November 5, 2013, KDC LLC ("KDC"), a wholly owned subsidiary of Alexander & Baldwin, Inc. ("A&B" or the "Company") and member of Kukui'ula Village LLC ("Village"), entered into a Real Estate Term Loan Agreement (the "Real Estate Loan Agreement") and Term Loan Agreement (the "Term Loan Agreement") with Bank of America, N.A. as administrative agent, and other financial institutions party thereto, to refinance Village's then-outstanding secured loans. Village owns and operates The Shops at Kukui'ula, a commercial retail center on the South shore of Kauai.

The amount borrowed under the Real Estate Loan Agreement totals $34.6 million (the "Real Estate Loan") and is secured by The Shops at Kukui'ula, 45 acres of land owned by Kukui'ula Development Company (Hawaii), LLC, in which KDC is a member, and a guaranty from A&B. The Real Estate Loan bears interest at LIBOR plus 2.85 percent, requires principal amortization of $0.9 million per quarter, and matures on November 5, 2016. The amount borrowed under the Term Loan Agreement totals $9.4 million (the "Term Loan") and is secured by a letter of credit. The Term Loan bears interest at LIBOR plus 2.0 percent, requires payments of interest only, and matures on November 5, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  November 8, 2013

ALEXANDER & BALDWIN, INC.

/s/ Paul K. Ito
Paul K. Ito
Senior Vice President, Chief Financial Officer,
Treasurer and Controller